SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2000


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
--------------------------- --------------- ---------------------------
(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant

(a) The following information was filed as Item 9 on Form 10-K dated March 31, 2000.

     "On October 19, 1999, GSE Systems, Inc. ("Registrant") notified their independent accountants, PricewaterhouseCoopers LLP ("PwC"),that PwC would not be reappointed as the Registrant's independent accountants for the fiscal year ending December 31, 2000.

     The reports of PwC on the Registrant's financial statements for each of the past three fiscal years contained no adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with its audits for the three most recent years, there have been no disagreements between the Registrant and PwC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on financial statements for such fiscal years.

     During the three most recent fiscal years, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

     The Registrant has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 30, 2000, is filed as
Exhibit 16.1 to this Form 10-K."

b) On May 15, 2000, KPMG LLP was engaged as principal accountants for GSE Systems, Inc. PwC was previously the Registrant's principal accountants. Statements in response to Item 9 of the Registrant's Form 10-K, dated March 31, 2000, and the letter of PwC, attached thereto as Exhibit 16.1, are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      GSE Systems, Inc.

Date: May 15, 2000                            By: /s/  Jeffery G. Hough